Exhibit 12

                         CERTIFICATE OF SOLE SHAREHOLDER

     Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury Target Select Equity Fund, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                         FUND ASSET MANAGEMENT, LP

                                         By: PRINCETON SERVICES, INC.
                                             GENERAL PARTNER

                                         By: /s/ Terry K. Glenn
                                             -----------------------------------

Dated: November 1, 2000
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                     Mercury Target Select Equity Fund, Inc.
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Number of Class I    Number of Class A    Number of Class B    Number of Class C
     Shares               Shares               Shares               Shares
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      2,500                2,500                2,500                2,500
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